As filed with the Securities and Exchange Commission on August 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-3937596
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(971) 888-4264

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Grover T. Wickersham

Chief Executive Officer

Eastside Distilling, Inc.

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(971) 888-4264

(Name, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael T. Raymond, Esq. Bradley J. Wyatt, Esq. Dickinson Wright PLLC 2600 W. Big Beaver Road, Suite 300 Troy, Michigan 48084 (248) 433-7200

Approximate Date of Commencement of the Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]		Accelerated filer	[ ]

Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]

			Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value
Preferred Stock, $0.001 par value
Warrants (4)
Units (5)
Total			$20,000,000	$2,490.00

(1)	There are being registered hereunder such indeterminate number of (i) shares of common stock; (ii) shares of preferred stock; (iii) warrants; and (iv) units, as shall have an aggregate initial offering price not to exceed $20,000,000 or such lesser aggregate amount permitted under General Instruction I.B.6 to Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). Such indeterminate amounts may from time to time be issued at indeterminate prices in U.S. Dollars. This registration statement also includes such presently indeterminate number of securities as may be issuable from time to time upon conversion or upon exercise of, or in exchange for, any such convertible or exchangeable securities registered hereunder pursuant to Rule 457(i). Pursuant to Rule 416 of the Securities Act, this registration statement also registers such additional securities as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2)	The amount to be registered, proposed maximum aggregate offering price per security, and proposed maximum aggregate offering price, are not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(4)	Warrants may entitle the holder to purchase our common stock, preferred stock or a combination thereof. Warrants may be issued independently or together with shares of common stock, preferred stock or a combination thereof, and the warrants may be attached to or separate from such securities.
(5)	Each unit may consist of one or more of the other securities described in this registration statement in any combination.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date, until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Exchange Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 17, 2018

PROSPECTUS

$20,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $20,000,000 in the aggregate of the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. Investing in our securities involves a high degree of risk. See “Risk Factors” on page 11 of this prospectus and as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “EAST.” On August 15, 2018, the last reported sale price for our common stock and warrants on the NASDAQ Capital Market were $7.40 per share and $2.50 per warrant, respectively. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2018.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $20,000,000 as described in this prospectus. Furthermore, in no event will we sell securities with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12 calendar month period. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, all references in this prospectus to “Eastside,” “Eastside Distilling,” the “Company,” “we,” “us,” and “our,” refer to Eastside Distilling, Inc. and our consolidated subsidiaries, MotherLode Craft Distillery (wholly-owned) and Big Bottom Distillery (majority-owned).

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, including the section titled “Risk Factors,” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes that are incorporated by reference from our Annual Report on Form 10-K and subsequently-filed Quarterly Reports on Form 10-Q, or that may be included in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus, before deciding to buy our securities. All share-related and per-share information in this prospectus has been adjusted to give effect to the 1-for-20 and the 1-for-3 reverse stock splits of our common stock effected on October 18, 2016 and June 15, 2017, respectively.

Our Company

Overview

We are an Oregon-based producer and marketer of craft spirits, founded in 2008. Our products span several alcoholic beverage categories, including bourbon, American whiskey, vodka, gin and rum. Unlike other distillers, we operate several retail tasting rooms in Oregon to market our brands directly to consumers. Our strategy for growth is to build on our local base in the Pacific Northwest and expand selectively to other markets, using major spirits distributors. In December 2016, we retained Sandstrom Partners, an internationally-known spirit branding firm that branded St Germain and Bulleit Bourbon, to guide our marketing strategy and branding. Sandstrom Partners subsequently became an investor in our company. With the assistance of Sandstrom Partners and using our in-house spirits expertise, during 2017, we created Redneck Riviera Whiskey (“RRW”), in collaboration with Country Music superstar John Rich, of the duo “Big & Rich.” Supported by John Rich’s marketing efforts, we launched RRW in the Southeastern and Gulf States primarily through Republic National Distributing Company (“RNDC”). We believe that RRW will achieve commercial success on a broad scale, and we have therefore focused our sales efforts outside Oregon on RRW. We believe RRW will be a key growth engine in 2018 and will also provide a “coattail” effect for our other brands, helping them to achieve improved national recognition and success. For a discussion of the shared economics of RRW with John Rich, see “– Our Brands – Redneck Riviera Whiskey” on page 5.

Operating as a small business in a large, international spirits marketplace occupied by massive conglomerates, we seek to turn our small size from a disadvantage into an advantage. As the success of our RRW launch and Sandstrom Partners collaboration demonstrate, our team can leverage its smaller size to launch new brands more quickly than larger conglomerates because we are able to dedicate more of our attention and resources to developing innovative products. We believe that the dominance of Canadian whiskeys in the light whiskey segment is vulnerable to a light whiskey that is 100% American, and we are exploiting that vulnerability with RRW, a product that went from idea, to celebrity collaboration, to design and formulation, to market roll-out in less than nine months. We are innovative in targeting emerging trends with our products, for example, we recently developed our Coffee Rum with cold brew coffee and low sugar, as well as our gluten-free potato vodka. We seek to be both a leader in creating spirits that offer better value than comparable spirits (for example our value-priced Portland Potato Vodka) and an innovator in creating imaginative spirits that offer a unique taste experience, like our Coffee Rum, Oregon oak aged whiskeys and Marionberry Whiskey.

As a NASDAQ-traded company, we have access to public capital markets to support our growth initiatives, including strategic acquisitions. In May 2017, we used our shares to acquire 90% of Big Bottom Distillery (“BBD”), known for its award-winning, super-premium gins and whiskeys, including The Ninety One Gin, Navy Strength Gin, Oregon Gin, Delta Rye and American Single Malt Whiskey. BBD’s super premium spirits give us a presence at the “high end” of the market. In addition, through MotherLode Craft Distillery (“MotherLode”), our wholly-owned subsidiary acquired in March 2017, we also provide contract bottling and packaging services for existing and emerging spirits producers, some of whom contract with us to blend or distill spirits. During 2018, we intend to use our “slim line” canning equipment, newly installed at MotherLode, to profit from an emerging consumer interest in canned wine. We believe our location close to vineyards in Oregon and Washington is a competitive advantage.

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Market Opportunity

Large and Growing Global and Domestic Markets

The global spirits market generated total revenues of $316 billion in 2013, representing a compound annual growth rate (CAGR) of 3.4% between 2009 and 2013, according to MarketLine. The performance of the market is forecasted to accelerate with an anticipated CAGR of 4.2% for the five-year period 2013-2018, which is expected to increase revenues generated by this market to a value of approximately $388 billion by the end of 2018.

The U.S. spirits market had total revenues of $26.2 billion in 2017, representing a 32% increase since 2010, according to the Distilled Spirits Council of the United States (DISCUS). The domestic market share of spirits compared to beer and wine was at a record 36.6% in 2017 according to DISCUS, representing more than a 3% gain over beer and wine in terms of market share since 2010.

Key Growth Trends that We Target

Craft – The market share of “craft” distillers (defined as any producer that bottles less than 100,000 cases annually) has doubled over the last two years, and is projected to reach 8% by 2020, according to the American Distilling Institute.

Women – The United States Alcohol and Tobacco Tax and Trade Bureau (the “TTB”), Park Street Imports, LLC (“Park Street”) and the US Census Bureau estimate that 37% of all U.S. whiskey drinkers are women.

Millennials – Generally, millennials (individuals born between the early 1980s and the mid-1990s) value “authenticity” and are inspired by travel, like to try new products and seek new experiences, according to a survey by BeverageDaily.com. Millennials tend to drink a broader range of spirit types (vodka, rum, tequila, whiskey, gin) than prior generations and Millennials consume more expensive spirits than their predecessors. These individuals are often attracted to vintage spirits and cocktails with nostalgic followings, such as throwbacks to the 1950s like rye whiskey, bourbon, and the Manhattan cocktail. According to Barclays Research, millennials increasingly prefer spirits over beer and wine, and flavored spirits in particular. In addition, according to DISCUS, millennials are more willing than prior generations to purchase premium spirits.

Flavored – According to DISCUS, flavored spirits sales continue to grow faster than the overall spirits market, and flavored whiskey, which is especially appealing to younger drinkers and women, is the fastest growing flavored spirit category.

International – The demand for U.S.-produced spirits abroad is increasing significantly. U.S. spirit exports nearly doubled over the past decade to $1.56 billion in 2015, and whiskey exports were up approximately 5.4% in 2015 compared to 2014. The largest export markets for U.S. spirits include the United Kingdom, Canada, Germany, Australia, and Japan.

Our Strategy and its Implementation

Our objective is to build Eastside Distilling into a strong, nationally competitive and profitable spirits company, with a distinctive portfolio of premium and high-end spirits brands that have national, and even international, consumer appeal and following. Our strategy to accomplish that goal includes:

●	create a “brand factory” to develop and grow emerging spirits and Ready-to-Drink (RTD) brands;

●	be an acquisition platform for the fragmented craft spirits industry; and

●	build cash flow in the Pacific Northwest home market through sales of our locally-created spirits and with our bottling subsidiary to help support our overall growth activities.

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To help achieve this, we are focused on:

●	achieving world-class spirit rebranding with the collaboration of Sandstrom Partners;

●	growing organically and by acquisition;

●	monetizing our diverse and growing product portfolio;

●	improving margins; and

●	accelerating our strong double digit growth in core markets, as well as expanding opportunistically in international markets.

Our Strengths

We believe the following competitive strengths will help enable the implementation of our growth strategies:

●	Award Winning Diverse Product Line: We have a diverse product line, currently offering over a dozen premium craft spirits, many of which have won awards for taste and/or product design. According to a study by the American Craft Spirits Association, the U.S. craft spirits volume of cases sold experienced a compound annual growth rate of 27.4% between 2010 and 2015, and saw an increase in market share from 0.8% to 2.2% during that period. Our sales of premium brands have increased over 1,000% since 2010. We believe our diverse, recognized product line in this growing market will enable us to establish a presence in new geographic markets and enable us to procure additional distributors for our products.

●	Key Relationships: We have distribution arrangements with several of the largest wine and spirits distributors in the United States, such as RNDC and Southern Glazer’s. We have also engaged Park Street, a provider of back-office administrative and logistical services for alcohol and beverage distributors. We believe these relationships will help accomplish our goal of having our premium spirits sold and distributed nationwide.

●	Experienced Distilling and Blending Experts. We believe that our team of expert blenders and distillers, with highly regarded “palates” is important to us maintaining a high-quality, artisanal character to our products as well as adding to our consumer appeal.

Our Product Approach

Our approach to our craft spirits involves five important aspects:

●	Commitment to Quality: We create and deliver high-quality, innovative products targeted at growing markets.

●	Authentic Yet Scalable: We believe our approach to production allows us to produce our products at scale, while keeping flavor profiles consistent.

●	Unique Talent and Experience: Every spirit reflects the creativity of our entire team.

●	Extensive Spirit Portfolio: Many craft distillers have only one to three products; we have over a dozen, which we believe affords us the opportunity to target a broader range of consumers with our brands.

●	Generate Customer Loyalty: These factors attract loyal and enthusiastic customers and major distributors for our products.

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Our Brands

We develop, produce and market the premium brands listed below:

Burnside. We develop, market and produce several premium, barrel–aged whiskeys and bourbons under our brand name “Burnside.” During 2017, we undertook a major re-branding and market re-positioning strategy with our Burnside-branded products. This effort was led by our marketing partner, Sandstrom Partners. The new branding, packaging and product line expansion was launched late in the fourth quarter of 2017. The current products sold under this brand include: Burnside West End Blend (a blended whiskey), Burnside Oregon Oaked Bourbon (a blended bourbon), Burnside Goose Hollow RSV Bourbon (a special reserve straight bourbon) and Burnside Oregon Oaked Rye (a blended rye whiskey). All of the Burnside products are age-finished in our own in-house, heavily-charred, Oregon-oak barrels, which we believe adds an enhanced and improved flavor profile and provides the products with differentiation in the marketplace. We consider the Burnside products to be “premium” to “ultra-premium” brands. Our Burnside brands accounted for approximately 25% and 40% of our sales for the years ended December 31, 2017 and 2016, respectively. The decrease as a percentage of sales is due to the re-branding of this product line during 2017.

Redneck Riviera Whiskey. In October 2017, we were granted an exclusive license for the use of the Redneck Riviera brand for spirits-based products. The Redneck Riviera trademark is owned by Rich Marks, which is controlled by John Rich, a “multiple platinum” country music singer and songwriter who performs with the “Big & Rich” band. In January 2018, we officially launched our first product, Redneck Riviera Whiskey, under this royalty-free, 10-year license. Beginning in 2020, we will be required to meet certain levels of case sales to avoid termination of the license, and if those levels are met, we will be entitled to renew the license in perpetuity or until such time as a sale of the Redneck Riviera spirits brands occurs.

Income from sales of RRW and any subsequent products go entirely to us, less any customary brand development allowances to distributors or other such payment that are within our discretion. We will be reimbursing Mr. Rich for his expenses incurred while performing personal services in marketing the brand. Should Rich Marks choose to sell the Redneck Riviera spirits brand, we and Rich Marks will share equally in the sale proceeds of any brand and other IP developed under the license, based on a sliding scale that gives Rich Marks an increasing percentage of sale proceeds, if any, over $20 million. We have certain rights of first refusal to acquire Rich Mark’s interest should a third party sale be proposed.

Barrel Hitch American Whiskey. We market a standard whiskey: Barrel Hitch American Whiskey. Our Barrel Hitch American Whiskey is 80 proof and won a triple-Gold Medal and “best of show” in the MicroLiquor Spirit Awards in 2015. Barrel Hitch was introduced in July 2015 and accounted for approximately 11% and 17% of our sales for the years 2017 and 2016, respectively.

Premium Vodka. We develop, market and produce a premium potato vodka under the brand name “Portland Potato Vodka”, which is distilled from potatoes rather than grain and, as such, is gluten-free. Our Portland Potato Vodka was awarded a silver medal from the American Wine Society and a gold medal from the Beverage Tasting Institute, which also gave it a “Best Buy” rating. A new product, Hot Potato Vodka, was added to this category in the second quarter of 2017. The vodka is 80 proof and is a combination of habanero pepper and Portland Potato Vodka producing a full-palate explosion of flavor. Our Potato Vodka brands accounted for approximately 22% and 13% of our sales for the years ended December 31, 2017 and 2016, respectively.

Distinctive Specialty Whiskeys. We develop, market and produce two distinctive specialty whiskeys: Cherry Bomb Whiskey and Marionberry Whiskey. Our Cherry Bomb Whiskey combines handcrafted small batch whiskey with a blast of real Oregon cherries. Our Cherry Bomb Whiskey won a gold medal from the American Wine Society and was also awarded a gold medal for taste and a silver medal for package design in the MicroLiquor Spirit Awards. Our Marionberry whiskey combines Oregon marionberries (a hybrid blackberry) with premium aged whiskey and was awarded two silver medals in the MicroLiquor Spirit Awards for taste and package design. Our specialty whiskeys accounted for approximately 13% of our sales for each of the years ended December 31, 2017 and 2016.

Below Deck Rums. We develop, market and produce four rums under the Below Deck brand name: Below Deck Silver Rum, Below Deck Spiced Rum, Below Deck Coffee Rum and Below Deck Ginger Rum. Below Deck’s Silver Rum is our original rum. Below Deck Spiced Rum is double-distilled from molasses and infused with exotic spices and won a triple gold medal for taste and a bronze medal for package design in the MicroLiquor Spirit Awards. Our Below Deck Coffee Rum is double-distilled and infused with coffee flavors from Arabica bean and won a silver medal at the San Francisco World Spirits Competition. Below Deck Ginger Rum is infused with natural ginger. Our Below Deck Rums accounted for approximately 11% and 10% of our sales for the years ended December 31, 2017 2016, respectively.

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Seasonal/Limited Edition Spirits. In addition to our premium bourbons, whiskeys, rum and vodka, we create seasonal and limited-edition handmade products such as Advocaat (eggnog) Liqueur, Peppermint Bark Liqueur, Bier Schnapps and Holiday Spiced Liqueur. Our Seasonal/Limited Edition Spirits accounted for approximately 6% of our sales for each of the years ended December 31, 2017 and 2016, respectively.

BBD Spirits. We also acquired several other brands as a result of our acquisition of BBD in May 2017. The extensive BBD product portfolio includes several craft spirits that we believe are highly complementary to our product line, including The Ninety One Gin, Navy Strength Gin (114 proof) and Delta Rye (111 proof) rye whiskey, among others. Inspired by the craft spirits movement in Oregon, Big Bottom Distillery’s small-batch, hand-crafted spirits provide consumers with unique takes on traditional spirits, BBD products accounts for approximately 3% of sales in 2017.

MotherLode LLC. Our wholly-owned subsidiary, MotherLode, historically has provided bottling services, as well as production support to customers such as other craft spirit and wine producers. MotherLode recently added the ability to provide canning services to customers for wine and Ready to Drink (“RTD”) alcoholic drinks. The custom built canning line is designed to produce Ball Corporation’s popular “slim can” in 187 ml, 200 ml and 250 ml sizes, with 250 ml being equal to approximately 8.45 ounces. The new line was recently completed, and MotherLode expects to begin providing canning to initial customers in the near-future. MotherLode accounted for approximately 9% of our sales in 2017.

Other Sources of Revenue

Special Events. We also generate sales from participating in special events (such as farmers’ markets, trade shows, hosting private tastings, etc.). We offer tastings as well as sell merchandise and bottle sales and have generated as much as $75,000 in sales from these special events in a single month, particularly during the winter holiday season (November/December). In addition to the sales these events generate, we value the immediate customer feedback during these activities, which is instrumental in creating better products and testing new flavors.

Retail Stores and Kiosks. We currently have three retail stores in shopping centers in the Portland, Oregon area that provide us with additional opportunities for sales of our products. During the holiday season (November and December) we also expand our retail operations by opening additional temporary locations, usually within high-traffic shopping malls in the Portland metro region. We intend to maintain these retail stores and kiosks to build local brand awareness and direct-to-consumer retail sales. These stores provide in-store tastings, which we believe leads to additional product purchases.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” beginning on page 11 of this prospectus. These risks include, among others, the following:

●	If our brands do not achieve more widespread consumer acceptance, our growth may be limited.

●	We have incurred significant operating losses every quarter since our inception and anticipate that we will continue to incur significant operating losses in the future.

●	We may require additional capital, which we may not be able to obtain on acceptable terms. Our inability to raise such capital, as needed, on beneficial terms or at all could restrict our future growth and severely limit our operations.

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●	We depend on a limited number of suppliers. Failure to obtain satisfactory performance from our suppliers or loss of our existing suppliers could cause us to lose sales, incur additional costs and lose credibility in the marketplace.

●	We depend on our independent wholesale distributors to distribute our products. The failure or inability of even a few of our distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations.

●	We rely on a few key distributors, and the loss of any one key distributor would substantially reduce our revenues.

●	The sales of our products could decrease significantly if we cannot secure and maintain listings in the control states.

●	We must maintain a relatively large inventory of our products to support customer delivery requirements, and if this inventory is lost due to theft, fire or other damage or becomes obsolete, the results of our operations would be negatively impacted.

●	If we are unable to identify and successfully acquire additional brands that are complementary to our existing portfolio, our growth will be limited, and, even if additional brands are acquired, we may not realize planned benefits due to integration difficulties or other operating issues.

●	Our failure to protect our trademarks and trade secrets could compromise our competitive position and decrease the value of our brand portfolio.

●	A failure of one or more of our key information technology systems, networks, processes, associated sites or service providers could have a material adverse impact on our business.

●	Our failure to attract or retain key executive or employee talent could adversely affect our business.

●	Management turnover may create uncertainties and could harm our business.

●	If we fail to manage growth effectively or prepare for product scalability, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

●	Demand for our products may be adversely affected by many factors, including changes in consumer preferences and trends.

●	We face substantial competition in our industry and many factors may prevent us from competing successfully.

●	Adverse public opinion about alcohol could reduce demand for our products.

Corporate and Other Information

We were incorporated in Nevada in February 2004 under the name Eurocan Holdings, Ltd. In December 2014, we changed our corporate name to Eastside Distilling, Inc. to reflect our then recent acquisition of Eastside Distilling, LLC. Our principal executive offices are located at 1001 SE Water Avenue, Suite 390, Portland, OR 97214, and our telephone number is (971) 888-4264. Our corporate website address is www.eastsidedistilling.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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Securities We May Offer

We may offer shares of our common stock and preferred stock, and/or warrants to purchase any such securities, either individually or in combination with other securities, or units comprised of any combination of the foregoing, with a total value of up to $20,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	maturity date, if applicable;

●	rate and times of payment of dividends, if any;

●	redemption, conversion, exercise, exchange or sinking fund terms, if any;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer and sell these securities directly to investors or to or through one or more agents, underwriters, dealers or other third parties. We or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

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Common Stock

We may issue shares of our common stock from time to time.

Voting. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. The holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued under this prospectus will be, fully paid and nonassessable.

In this prospectus, we have summarized certain general features of our common stock under “Description of Capital Stock – Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our Amended and Restated Articles of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 100,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. As of the date of this prospectus, no shares of preferred stock are outstanding. Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors).

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. We have no current plans to issue any shares of preferred stock.

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In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock – Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or in combination with common stock and/or preferred stock. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.”

We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units

We may offer units consisting of our common stock or preferred stock, and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

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RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2017 and in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus and any prospectus supplement that we have authorized for use in connection with this offering. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock and warrants to decline, and you may lose all or part of your investment.

Risks Relating to our Business

If our brands do not achieve more widespread consumer acceptance, our growth may be limited.

Although our brands have achieved acceptance in the Pacific Northwest, most of our brands are relatively new and have not achieved extensive national brand recognition. Also, brands we may develop and/or acquire in the future may not establish widespread brand recognition. Accordingly, if consumers do not accept our brands, we will not be able to penetrate our markets and our growth may be limited.

We have incurred significant operating losses every quarter since our inception and anticipate that we will continue to incur significant operating losses in the future.

We believe that we will continue to incur net losses for the foreseeable future as we expect to make continued significant investment in product development and sales and marketing and to incur significant administrative expenses as we seek to grow our brands. We also anticipate that our cash needs will exceed our income from sales for the foreseeable future. Some of our products may never achieve widespread market acceptance and may not generate sales and profits to justify our investment in them. Also, we may find that our expansion plans are more costly than we anticipate and that they do not ultimately result in commensurate increases in our sales, which would further increase our losses. We expect we will continue to experience losses and negative cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including market acceptance of our products, new product introductions and competition. We also incur substantial operating expenses at the corporate level, including costs directly related to being a reporting company with the U.S. Securities and Exchange Commission (the “SEC”). We reported net losses of approximately $5.3 million and approximately $3.2 million for the year ended December 31, 2017 and the six months ended June 30, 2018, respectively. As of June 30, 2018, we had an accumulated deficit since inception of approximately $21.3 million.

We depend on a limited number of suppliers. Failure to obtain satisfactory performance from our suppliers or loss of our existing suppliers could cause us to lose sales, incur additional costs and lose credibility in the marketplace.

We depend on a limited number of third-party suppliers for the sourcing of the raw materials for all of our products, including our distillate products and other ingredients. These suppliers consist of third-party producers in the U.S. We do not have long-term, written agreements with any of our suppliers. The termination of our relationships or an adverse change in the terms of these arrangements could have a negative impact on our business. If our suppliers increase their prices, we may not be able to secure alternative suppliers, and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Also, our suppliers’ failure to perform satisfactorily or handle increased orders, delays in shipments of products from suppliers or the loss of our existing suppliers, especially our key suppliers, could cause us to fail to meet orders for our products, lose sales, incur additional costs and/or expose us to product quality issues. In turn, this could cause us to lose credibility in the marketplace and damage our relationships with distributors, ultimately leading to a decline in our business and results of operations. If we are not able to renegotiate these contracts on acceptable terms or find suitable alternatives, our business could be negatively impacted.

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We depend on our independent wholesale distributors to distribute our products. The failure or inability of even a few of our distributors to distribute our products adequately within their territories could harm our sales and result in a decline in our results of operations.

We are required by law to use state-licensed distributors or, in 18 states known as “control states,” state-owned agencies performing this function, to sell our products to retail outlets, including liquor stores, bars, restaurants and national chains in the U.S. We have established relationships for our brands with a limited number of wholesale distributors; however, failure to maintain those relationships could significantly and adversely affect our business, sales and growth. We currently distribute our products in 36 states – Alabama, Alaska, California, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New York, North Carolina, North Dakota, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, Wisconsin, West Virginia and Wyoming (as well as in Ontario, Canada).

Over the past decade there has been increasing consolidation, both intrastate and interstate, among distributors. As a result, many states now have only two or three significant distributors. Also, there are several distributors that now control distribution for several states. If we fail to maintain good relations with a distributor, our products could in some instances be frozen out of one or more markets entirely. The ultimate success of our products also depends in large part on our distributors’ ability and desire to distribute our products to our desired U.S. target markets, as we rely significantly on them for product placement and retail store penetration. In addition, all of our distributors also distribute competitive brands and product lines. We cannot assure you that our U.S. alcohol distributors will continue to purchase our products, commit sufficient time and resources to promote and market our brands and product lines or that they can or will sell them to our desired or targeted markets. If they do not, our sales will be harmed, resulting in a decline in our results of operations.

We rely on a few key distributors, and the loss of any one key distributor would substantially reduce our revenues.

We currently derive a significant amount of our revenues from a few major distributors. A significant decrease in business from or loss of any of our major distributors could harm our financial condition by causing a significant decline in revenues attributable to such distributors. Sales to one distributor, the Oregon Liquor Control Commission, accounted for approximately 32% of our consolidated sales for each of the years 2017 and 2016. While we believe our relationships with our major distributors are good, we do not have long-term contracts with any of them and purchases generally occur on an order-by-order basis. If we experience a significant decrease in sales to any of our major distributors and are unable to replace such sales volume with orders from other customers, our sales may decrease which would have a material adverse financial effect on our results of operations and financial condition.

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The sales of our products could decrease significantly if we cannot secure and maintain listings in the control states.

In the control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products selected for listing in control states must generally reach certain volumes and/or profit levels to maintain their listings. Products in control states are selected for purchase and sale through listing procedures which are generally made available to new products only at periodically scheduled listing interviews. Products not selected for listings can only be purchased by consumers in the applicable control state through special orders, if at all. If, in the future, we are unable to maintain our current listings in the control states, or secure and maintain listings in those states for any additional products we may develop or acquire, sales of our products could decrease significantly which would have a material adverse financial effect on our results of operations and financial condition.

We must maintain a relatively large inventory of our products to support customer delivery requirements, and if this inventory is lost due to theft, fire or other damage or becomes obsolete, our results of operations would be negatively impacted.

We must maintain relatively large inventories of our products to meet customer delivery requirements. We are always at risk of loss of that inventory due to theft, fire or other damage, and any such loss, whether insured against or not, could cause us to fail to meet our orders and harm our sales and operating results. Also, our inventory may become obsolete as we introduce new products, cease to produce old products or modify the design of our products’ packaging, which would increase our operating losses and negatively impact our results of operations.

If we are unable to identify and successfully acquire additional brands that are complementary to our existing portfolio, our growth will be limited, and, even if additional brands are acquired, we may not realize anticipated benefits, due to integration difficulties or other operating issues.

A component of our growth strategy may be the acquisition of additional brands that are complementary to our existing portfolio through acquisitions of such brands or their corporate owners, directly or through mergers, joint ventures, long-term exclusive distribution arrangements and/or other strategic relationships. For example, in May 2017, we acquired 90% of the ownership of BBD for its award-winning range of super-premium gins and whiskeys, and we acquired MotherLode in March 2017, which provides contract bottling and packaging services for existing and emerging spirits producers, some of whom contract with us to blend or distill spirits. If we are unable to identify suitable brand candidates and successfully execute our acquisition strategy, our growth will be limited.

Also, even if we are successful in acquiring additional brands, we may not be able to achieve or maintain profitability levels that justify our investment in, or realize operating and economic efficiencies or other planned benefits with respect to, those additional brands. The addition of new products or businesses entails numerous risks with respect to integration and other operating issues, any of which could have a detrimental effect on our results of operations and/or the value of our equity. These risks include, but are not limited to:

●	difficulties in assimilating acquired operations or products;

●	unanticipated costs that could materially adversely affect our results of operations;

●	negative effects on reported results of operations from acquisition-related charges and amortization of acquired intangibles;

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●	diversion of management’s attention from other business concerns;

●	adverse effects on existing business relationships with suppliers, distributors and retail customers;

●	risks of entering new markets or markets in which we have limited prior experience; and

●	the potential inability to retain and motivate key employees of acquired businesses.

Our ability to grow through the acquisition of additional brands will also be dependent upon the availability of capital to complete the necessary acquisition arrangements. We intend to finance our brand acquisitions through a combination of our available cash resources, third-party financing and, in appropriate circumstances, the further issuance of equity and/or debt securities. Acquiring additional brands could have a significant effect on our financial position and could cause substantial fluctuations in our quarterly and yearly operating results. Also, acquisitions could result in the recording of significant goodwill and intangible assets on our financial statements, the amortization or impairment of which would reduce reported earnings in subsequent years.

Our failure to protect our trademarks and trade secrets could compromise our competitive position and decrease the value of our brand portfolio.

Our business and prospects depend in part on our ability to develop favorable consumer recognition of our brands and trademarks. Although we apply for registration of our brands and trademarks, they could be imitated in ways that we cannot prevent. Also, we rely on trade secrets and proprietary know-how, concepts and formulas. Our methods of protecting this information may not be adequate. Moreover, we may face claims of misappropriation or infringement of third parties’ rights that could interfere with our use of this information. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future and result in a judgment or monetary damages being levied against us. We do not maintain non-competition agreements with all of our key personnel or with some of our key suppliers. If competitors independently develop or otherwise obtain access to our trade secrets, proprietary know-how or recipes, the appeal, and thus the value, of our brand portfolio could be reduced, negatively impacting our sales and growth potential.

A failure of one or more of our key information technology systems, networks, processes, associated sites or service providers could have a material adverse impact on our business.

We rely on information technology (IT) systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed, hosted, provided and/or used by third-parties or their vendors, to assist us in the management of our business. The various uses of these IT systems, networks and services include, but are not limited to: hosting our internal network and communication systems; ordering and managing materials from suppliers; supply/demand planning; production; shipping products to customers; hosting our branded websites and marketing products to consumers; collecting and storing customer, consumer, employee, investor, and other data; processing transactions; summarizing and reporting results of operations; hosting, processing, and sharing confidential and proprietary research, business plans, and financial information; complying with regulatory, legal or tax requirements; providing data security; and handling other processes necessary to manage our business.

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Increased IT security threats and more sophisticated cyber-crime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information, due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive and/or business harm, which may adversely affect our business operations and/or financial condition. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, suppliers or consumers. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

Our failure to attract or retain key executive or employee talent could adversely affect our business.

Our success depends upon the efforts and abilities of our senior management team, other key employees, and a high-quality employee base, as well as our ability to attract, motivate, reward, and retain them. If one of our executive officers or significant employees terminates her or his employment, we may not be able to replace their expertise, fully integrate new personnel or replicate the prior working relationships, and the loss of their services might significantly delay or prevent the achievement of our business objectives. Qualified individuals with the breadth of skills and experience in our industry that we require are in high demand, and we may incur significant costs to attract them. We do not maintain and do not intend to obtain key man insurance on the life of any executive or employee. Difficulties in hiring or retaining key executive or employee talent, or the unexpected loss of experienced employees could have an adverse impact our business performance. In addition, we could experience business disruption and/or increased costs related to organizational changes, reductions in workforce, or other cost-cutting measures.

If we fail to manage growth effectively or prepare for product scalability, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the marketing of the products we sell, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

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Risks Related to Our Industry

Demand for our products may be adversely affected by many factors, including changes in consumer preferences and trends.

Consumer preferences may shift due to a variety of factors, including changes in demographic and social trends, public health initiatives, product innovations, changes in vacation or leisure, dining and beverage consumption patterns and a downturn in economic conditions, which may reduce consumers’ willingness to purchase distilled spirits or cause a shift in consumer preferences toward beer, wine or non-alcoholic beverages. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products and product innovations.

A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including:

●	a general decline in economic or geopolitical conditions;

●	concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

●	a general decline in the consumption of beverage alcohol products in on-premises establishments, such as may result from smoking bans and stricter laws relating to driving while under the influence of alcohol;

●	consumer dietary preferences favoring lighter, lower calorie beverages such as diet soft drinks, sports drinks and water products;

●	increased federal, state, provincial and foreign excise or other taxes on beverage alcohol products and possible restrictions on beverage alcohol advertising and marketing;

●	increased regulation placing restrictions on the purchase or consumption of beverage alcohol products or increasing prices due to the imposition of duties or excise tax;

●	inflation; and

●	wars, pandemics, weather and natural or man-made disasters.

In addition, our continued success depends, in part, on our ability to develop new products to meet consumer needs and anticipate changes in consumer preferences. The launch and ongoing success of new products are inherently uncertain especially with regard to their appeal to consumers. The launch of a new product can give rise to a variety of costs and an unsuccessful launch, among other things, can affect consumer perception of existing brands and our reputation. Unsuccessful implementation or short-lived popularity of our product innovations may result in inventory write-offs and other costs.

We face substantial competition in our industry, and many factors may prevent us from competing successfully.

We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies. Many of our current and potential competitors have longer operating histories and have substantially greater financial, sales, marketing and other resources than we do, as well as larger installed customer bases, greater name recognition and broader product offerings. Some of these competitors can devote greater resources to the development, promotion, sale and support of their products. As a result, it is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability.

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In addition, the legalization of marijuana in any of the jurisdictions in which we sell our products may result in a reduction in sales. Studies have shown that sales of alcohol may decrease in jurisdictions where marijuana has been legalized (e.g. California, Colorado, Washington and Oregon). As a result, marijuana sales may adversely affect our sales and profitability.

Class actions or other litigation relating to alcohol abuse or the misuse of alcohol could adversely affect our business.

Our industry faces the possibility of class action or similar litigation alleging that the continued excessive use or abuse of beverage alcohol has caused death or serious health problems, or related to the labelling of our products. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

Also, lawsuits have been brought in a number of states alleging that beverage alcohol manufacturers and marketers have improperly targeted underage consumers in their advertising. Plaintiffs in these cases allege that the defendants’ advertisements, marketing and promotions violate the consumer protection or deceptive trade practices statutes in each of these states and seek repayment of the family funds expended by the underage consumers. While we have not been named in these lawsuits, we could be named in similar lawsuits in the future. Any class action or other litigation asserted against us could be expensive and time-consuming to defend against, depleting our cash and diverting our personnel resources and, if the plaintiffs in such actions were to prevail, our business could be harmed significantly.

Regulatory decisions and legal, regulatory and tax changes could limit our business activities, increase our operating costs and reduce our margins.

Our business is subject to extensive government regulation. This may include regulations regarding production, distribution, marketing, advertising and labeling of beverage alcohol products. We are required to comply with these regulations and to maintain various permits and licenses. We are also required to conduct business only with holders of licenses to import, warehouse, transport, distribute and sell beverage alcohol products. We cannot assure you that these and other governmental regulations applicable to our industry will not change or become more stringent. Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when and to what extent liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we could find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and profit potential.

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Also, the distribution of beverage alcohol products is subject to extensive taxation (at both the federal and state government levels), and beverage alcohol products themselves are the subject of national import and excise duties in most countries around the world. An increase in taxation or in import or excise duties could also significantly harm our sales revenue and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol. Although we expect a significantly positive impact on our operating results from the enactment of the Craft Modernization and Tax Reform Act of 2017, which was part of the 2017 federal tax legislation that went into effect on January 1, 2018, resulting from the lowering of the federal excise tax on spirits for the first 100,000 proof gallons per year from $13.50 to $2.70 per gallon, there can be no assurance this revised tax rate will remain in effect after the initial two-year period.

We could face product liability or other related liabilities that increase our costs of operations and harm our reputation.

Although we maintain liability insurance and will attempt to limit contractually our liability for damages arising from our products, these measures may not be sufficient for us to successfully avoid or limit liability. Our product liability insurance coverage is limited to $1 million per occurrence and $4 million in the aggregate and our general liability umbrella policy is capped at $2 million. Further, any contractual indemnification and insurance coverage we have from parties supplying our products is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by these suppliers. In any event, extensive product liability claims could be costly to defend and/or costly to resolve and could harm our reputation.

Contamination of our products and/or counterfeit or confusingly similar products could harm the image and integrity of, or decrease customer support for, our brands and decrease our sales.

The success of our brands depends upon the positive image that consumers have of them. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could affect the demand for our products. Contaminants in raw materials purchased from third parties and used in the production of our products or defects in the distillation and fermentation processes could lead to low beverage quality as well as illness among, or injury to, consumers of our products and could result in reduced sales of the affected brand or all of our brands. Also, to the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations.

Adverse public opinion about alcohol could reduce demand for our products.

Anti-alcohol groups have, in the past, advocated successfully for more stringent labeling requirements, higher taxes and other regulations designed to discourage alcohol consumption. In addition, recent developments in the industry may compel us to identify the source and location of our distillate products, and notify the consumer of whether the product was distilled by us. More restrictive regulations, negative publicity regarding alcohol consumption and/or changes in consumer perceptions of the relative healthfulness or safety of beverage alcohol could decrease sales and consumption of alcohol and thus the demand for our products. This could, in turn, significantly decrease both our revenues and our revenue growth, causing a decline in our results of operations.

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Risks Related to this Offering and Our Common Stock

Our common stock is thinly traded, and investors may be unable to sell some or all of their shares at the price they would like, or at all, and sales of large blocks of shares may depress the price of our common stock.

Our common stock has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing shares of our common stock at prevailing prices at any given time may be relatively small or nonexistent. As a consequence, there may be periods of several days or more when trading activity in shares of our common stock is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. This could lead to wide fluctuations in our share price. Investors may be unable to sell their common stock at or above their purchase price, which may result in substantial losses. Also, as a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of shares of our common stock in either direction. The price of shares of our common stock could, for example, decline precipitously in the event a large number of shares of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price.

Our failure to meet the continued listing requirements of the NASDAQ Capital Market could result in a delisting of our common stock.

In August 2017, our shares of common stock began trading on the NASDAQ Capital Market. If we fail to satisfy the continued listing requirements of the NASDAQ Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, NASDAQ may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with NASDAQ’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements.

While our warrants are outstanding, it may be more difficult to raise additional equity capital.

We currently have outstanding publicly-traded warrants to purchase 615,885 shares of common stock (the “Public Warrants”) that were issued in our August 2017 public offering and in our 2018 note offering. As of June 30, 2018, we also have an aggregate of 1,238,077 non-trading, privately-issued common stock purchase warrants (the “Private Warrants”). During the term that our Public Warrants and Private Warrants are outstanding, the holders of such warrants will be given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while the Public Warrants and/or Private Warrants are outstanding.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop new services and continue our current operations. If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

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We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of common stock.

Our Chairman and Chief Executive Officer owns a significant number of shares of our outstanding common stock, and as long as he does, he may be able to control the outcome of stockholder voting.

Grover T. Wickersham, our Chairman and Chief Executive Officer, is deemed to be the beneficial owner of approximately 8.1% of the outstanding shares of our common stock as of June 30, 2018, including shares he owns as the indirect beneficial owner (but for which he disclaims beneficial ownership), and excluding shares he (or the entities for which he is deemed to be the beneficial owner) has the right to acquire upon exercise of warrants and options that may be exercised in the future. His actual direct ownership as of June 30, 2018 is approximately 2.2%. As a result of his direct and indirect beneficial ownership, he may be able to exercise substantial control and directly influence our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors. Were all of the options and warrants exercised for which Mr. Wickersham is deemed to own, whether directly and indirectly, his influence over matters that are subject to a stockholder vote would significantly increase.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 15,000,000 shares of common stock and up to 100,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment, and the new securities may have rights, preferences and privileges senior to those of our common stock.

By issuing preferred stock, we may be able to delay, defer, or prevent a change of control.

Our Articles of Incorporation permits us to issue, without approval from our stockholders, a total of 100,000,000 shares of preferred stock. Our Board of Directors may determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series. It is possible that our Board of Directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

We face risks related to compliance with corporate governance laws and financial reporting standard.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as related rules and regulations implemented by the SEC and the Public Company Accounting Oversight Board, require compliance with certain corporate governance practices and financial reporting standards for public companies. These laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting (“SOX 404”), has materially increased our legal and financial compliance costs and made some activities more time-consuming, burdensome and expensive. Although we currently believe our internal control over financial reporting is effective, the effectiveness of our internal controls in future periods is subject to the risk that our controls may become inadequate or may not operate effectively. Any failure to comply with the requirements of SOX 404, our ability to remediate any material weaknesses that we may identify during our compliance program, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under SOX 404. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock and we could be subject to regulatory sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Substantial sales of our stock may impact the market price of our common stock.

Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	estimates of our expenses, capital requirements and need for additional financing;

●	our financial performance;

●	developments and projections relating to our competitors and our industry; and

●	our ability to develop, market and sell our products at commercially reasonable values.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward- looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. You should read this prospectus, the documents incorporated by reference in this prospectus, the documents referenced in this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risks and uncertainties.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions we use are appropriate, neither such research nor these definitions have been verified by any independent source.

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USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, including for sales and marketing initiatives and general administrative expenses, working capital and capital expenditures.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

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SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $20,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 15,000,000 shares of common stock and 100,000,000 shares of preferred stock, all with a par value of $0.0001 per share. As of August 13, 2018, we have 6,414,235 shares of common stock and no shares of preferred stock outstanding.

Common Stock

On October 6, 2016, we filed a certificate of change with the Nevada Secretary of State pursuant to Nevada Revised Statutes (“NRS”) 78.209 to (i) decrease our authorized common stock from 900,000,000 to 45,000,000 shares and (ii) effectuate a 1-for-20 reverse stock split of our common stock. The certificate of change was filed with an effective date of October 18, 2016. On June 14, 2017, we filed a certificate of change with the Nevada Secretary of State pursuant to Nevada Revised Statutes 78.209 to (i) decrease our authorized common stock from 45,000,000 to 15,000,000 shares and (ii) effectuate a 1-for-3 reverse stock split of our outstanding common stock. The certificate of change was filed with an effective date of June 15, 2017. Pursuant to the Nevada Revised Statutes, our Board of Directors is authorized to effectuate a reverse stock split without stockholder approval where such split is accomplished with a concurrent proportional decrease in the Company’s authorized common stock.

Holders of our common stock are entitled to one vote per share on all matters subject to stockholder vote. If the Board of Directors were to declare a dividend out of funds legally available therefor, all of the outstanding shares of common stock would be entitled to receive such dividend ratably. We have never declared dividends, and we do not intend to declare dividends in the foreseeable future. If our business was liquidated or dissolved, holders of shares of common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities, subject to any preference rights of holders of outstanding preferred stock. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Preferred Stock

Our Amended and Restated Articles of Incorporation permits us to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share. Although we previously issued Series A Convertible Preferred Stock, as of July 20, 2018, there are no shares of Series A Preferred Stock outstanding, nor any other series of preferred stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:

●	the distinctive designation and the maximum number of shares in the series;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any, on the shares of the series;

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●	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

●	the terms on which the shares may be redeemed, if at all;

●	the liquidation preference, if any; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability, repurchase, or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments, and qualifications of shares of the series.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

We believe that our board of directors’ ability to issue preferred stock on such a wide variety of terms will enable the Preferred Stock to be used for important corporate purposes, such as financing acquisitions or raising additional capital. However, were it inclined to do so, our board of directors could issue all or part of the preferred stock with, among other things, substantial voting power or advantageous conversion rights. This stock could be issued to persons deemed by our board of directors likely to support our current management in a context for control of us, either as a precautionary measure or in response to a specific takeover threat.

The issuance of preferred stock may delay, deter or prevent a change in control.

Nevada Anti-Takeover Laws

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the Board of Directors or a majority of the voting power held by disinterested stockholders, or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five percent or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five percent or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten percent or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten percent or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 registered stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Limitation on Liability and Indemnification Matters

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Articles 5 and 6 of our Amended and Restated Articles of Incorporation (“Articles”), Article VII of our Amended and Restated Bylaws (“Bylaws”) and the Nevada Revised Business Statutes, contain indemnification and personal liability limitation provisions.

Limitation of Personal Liability of Directors and Officers

Our Articles provide that our directors and officers will not be personally liable to us or to our stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the limitation on personal liability will not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) the unlawful payment of distributions.

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Indemnification

Pursuant to our Articles and Bylaws, we will indemnify and hold harmless, to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person serving or who served as a director, officer, employee or agent of us, or who is or was serving at our request as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise who is a party or is threatened to be made a party to any action, suit or proceedings, whether civil, criminal, administrative or investigative threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions brought by or in the right of the corporation, we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our corporation to procure a judgment in our favor by reason of the fact that he is or was serving as our agent, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which the agent will have been adjudged to be liable to us by a court of competent jurisdiction, as described in greater detail in our Bylaws. The payment of expenses includes the requirement that we pay expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the indemnified party to repay such payment if it is ultimately determined that such person is not entitled to indemnification. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

Our Bylaws also provide that we may enter into indemnification agreements with our officers and directors. Our Articles provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our corporation, as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

2017 Listing of our Common Stock and Warrants; 2018 Changed Ticker Symbols

Until August 10, 2017, our common stock was quoted on the OTC Markets (QB Marketplace Tier) under the symbol “ESDI.” In connection with our public offering in August 2017, our common stock and Public Warrants were approved for listing and, on August 10, 2017 began trading on the NASDAQ Capital Market. On January 15, 2018, we changed the ticker symbols for these securities to “EAST” and “EASTW,” respectively.

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Transfer Agent, Registrar and Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for the Public Warrants is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119, telephone: (702) 361-3033.

DESCRIPTION OF WARRANTS

Publicly-Traded Warrants

In our August 2017 public offering, we sold 1,200,000 units, which included 1,200,000 warrants to purchase 1,200,000 shares of common stock, and an additional 180,000 warrants to purchase 180,000 shares of common stock pursuant to the exercise of the underwriters’ overallotment option. Between March and July 2018, we also issued an additional 500,000 of the identical warrants in connection with a note offering. These warrants (collectively, the “Public Warrants”) are traded on the NASDAQ Capital Market under the symbol “EASTW.” As of August 13, 2018, we have 615,885 Public Warrants outstanding. The principal terms of the Public Warrants are as follows:

General. Each Public Warrant is exercisable to purchase one share of common stock at an exercise price of $5.40 per share, subject to adjustment under certain circumstances described in the Warrant Agreement between us and Pacific Stock Transfer Company dated August 10, 2017 (the “Warrant Agreement”). A holder of Public Warrants will not be deemed a holder of the underlying stock for any purpose until the Public Warrant is exercised.

Exercisability. The Public Warrants are exercisable at any time from the date of issuance through August 10, 2022, unless earlier redeemed. The Public Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, provided that a registration statement registering the issuance of the shares of common stock underlying the Public Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under applicable federal and state securities laws is available for the issuance of such shares, by payment in full for the number of whole shares of common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share, in our discretion.

Transferability. Subject to applicable laws, the Public Warrants may be offered for sale, sold, transferred or assigned without our consent.

Redemption. Beginning November 8, 2017, the Public Warrants became redeemable at our option, in whole or in part, at a redemption price equal to $0.15 per Public Warrant upon 30 days’ prior notice at any time after the date on which the closing price of our common stock has equaled or exceeded $7.65 for at least five consecutive trading days, provided we have a current and effective registration statement or an applicable exemption from registration covering the exercise of the Public Warrants available. The price trigger for the ability to redeem the Public Warrants was satisfied between June 20 and June 26, 2018, during which period our common stock closed above $7.65 on each of the five consecutive trading days. By press release dated August 3, 2018, we gave notice that we are redeeming any outstanding Public Warrants on September 4, 2018. Holders of the Public Warrants have until the close of business on September 4, 2018 to exercise their outstanding warrants, after which they will only be entitled to the $0.15 redemption price.

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Rights as a Stockholder. Except as otherwise provided in the Public Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Public Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Public Warrant.

Privately-Placed Warrants

As of June 30, 2018, we have outstanding 1,238,077 warrants to purchase common stock that have been issued from time to time in private placements.

The warrants to purchase common stock issued in offerings that closed between June and September 2016 enable the holder to purchase the shares of common stock underlying such warrants at $6.00 per whole share, during a three-year term. For a brief period of time in December 2016, the exercise price was reduced to $3.90 per share, which offer expired on December 31, 2016. Although the original provisions of such warrants provided that the exercise price must be paid in cash, the Board of Directors subsequently provided that the consideration for exercise of outstanding warrants could be forgiveness of outstanding indebtedness in lieu of a cash payment.

The warrants to purchase common stock issued in the units offering that closed in December 2016 enable the holder to purchase the shares of common stock underlying the investor warrants at $7.50 per whole share, during a three-year term.

The warrants to purchase common stock issued in the units offering that closed in April 2017 enable the holder to purchase the shares of common stock underlying the investor warrants at $7.50 per whole share, during a three-year term.

The 500,000 warrants to purchase common stock issued in the note offering we commenced in March 2018 are identical to the Public Warrants. On July 23, 2018, we filed a registration statement covering the resale of these warrants and the shares of common stock issuable upon exercise thereof, which registration statement was declared effective by the SEC on August 2, 2018. In connection therewith, we submitted a Listing of Additional Shares Notification to NASDAQ for the purpose of including these warrants as part of the class of securities that trade on the NASDAQ Capital Market under the symbol “EASTW.”

Terms that apply to all of the warrants described in this “Privately-Placed Warrants” subsection (the “Privately-Placed Warrants”) include: The exercise price of the Privately-Placed Warrants is subject to adjustment to reflect any subdivision or combination of our common stock, any stock dividends or similar rearrangements of the common stock, or any reorganization, reclassification, consolidation, merger or sale of us. The Privately-Placed Warrants are transferable by the registered holder thereof in person or in writing, but only in the manner and subject to the limitations provided in the applicable Privately-Placed Warrant. Holders of Privately-Placed Warrants are not entitled to vote, receive dividends, or exercise any of the rights of a stockholder of our company for any purpose until Privately-Placed Warrants have been duly exercised and payment of the purchase price has been made.

Placement Agent Warrants

We also issued warrants to purchase common stock to certain financial advisors to acquire 2,994 shares of common stock. These warrants were issued on terms identical to the Privately-Placed Warrants, except that these warrants have an exercise price of $6.00 per share and a five-year term.

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Underwriters’ Warrants

In connection with our August 2017 public offering, we issued to the underwriters warrants initially exercisable for up to 120,000 units, each unit consisting of one share of common stock and one Public Warrant (the “Underwriters’ Warrants”). The Underwriters’ Warrants are exercisable at a per unit price of $5.40. The Underwriters’ Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing August 10, 2018. The Underwriters’ Warrants, together with the shares of common stock and the Public Warrants issuable upon exercise of the Underwriters’ Warrants, were deemed compensation by FINRA and are therefore were subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Pursuant to that lockup, the underwriters (or permitted assignees under Rule 5110(g)(1)) were required to agree to not sell, transfer, assign, pledge or hypothecate the Underwriters’ Warrants or the securities underlying the Underwriters’ Warrants, nor to engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants or the underlying securities for the 180-day lockup period. The lockup period expired on February 26, 2018. In addition, the Underwriters’ Warrants provide for the registration of the resale of the underlying shares of common stock in certain cases. Any piggyback registration rights provided will not be greater than seven years from August 10, 2017, in compliance with FINRA Rule 5110(f)(2)(G)(v). The exercise price and number of shares and Public Warrants issuable upon exercise of the Underwriters’ Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the Underwriters’ Warrant exercise price and the number of underlying shares and Public Warrants will not be adjusted for issuance of common stock at a price below the Underwriters’ Warrant exercise price.

Future Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or in combination with common stock or preferred stock. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. Under this prospectus, we could issue warrants that are identical to the Public Warrants described above, or warrants with completely different terms.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the warrant and/or the warrant agreement and warrant certificate, as applicable, applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant and/or the warrant agreement and warrant certificate, as applicable, that contains the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the number of warrants issued with each such security;

●	the number of shares of common stock and/or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any:

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A warrant agent may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

General

We may issue units consisting of any combination of our common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock – Common Stock,” Description of Our Capital Stock – Preferred Stock” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

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Any common stock will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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EXPERTS

The financial statements of Eastside Distilling, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as stated in their report dated April 2, 2018, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Eastside Distilling, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by BPM LLP, an independent registered public accounting firm, as stated in their report dated March 31, 2017 – except for Note 11 “Reverse stock splits” for which the date is June 15, 2017, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Dickinson Wright PLLC, Troy, Michigan. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8- K.

This prospectus and any accompanying prospectus supplement, incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 2, 2018;

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●	our Current Report on Form 8-K filed with the SEC on April 9, 2018;
●	our Definitive Proxy Statement for our June 18, 2018 Annual Meeting filed with the SEC on May 10, 2018;
●	our Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 14, 2018;
●	our Current Report on Form 8-K filed with the SEC on June 21, 2018;
●	our Current Report on Form 8-K filed with the SEC on August 3, 2018;
●	our Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed with the SEC on August 13, 2018; and
●	the description of our common stock as set forth in our registration statement on Form 8-A (File No. 001-38182), filed with the SEC on August 8, 2017, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of offerings under this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Eastside Distilling, Inc.

1001 SE Water Avenue, Suite 390

Portland, OR 97214

Attn: Chief Financial Officer

(971) 888-4264

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus and any prospectus supplement forms a part. This prospectus and any prospectus supplement does not contain all of the information included in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 1001 SE Water Avenue, Portland, OR 97214 or telephoning us at (971) 888-4264.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.eastsidedistilling.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus or any prospectus supplement the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this document.

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$20,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

August 17, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Nature of Expense	Amount

Securities and Exchange Commission registration fee	$2,490.00
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer Agent and Trustee fees and expenses		*
Printing expenses		*
Miscellaneous expenses		*

Total	$2,490.00	*

*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws, as amended, against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time.

Pursuant to our amended and restated articles of incorporation, as amended, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. Further, our amended and restated articles of incorporation, as amended, provide that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. However, Nevada Revised Statutes Section 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

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Pursuant to our Articles, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys’ fees, costs, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification, which is not exclusive of any other right that such directors or officers may have or hereafter acquire, shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

Our Bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and including, without limitation, an action, suit or proceeding by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise. Such indemnification shall be against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No such indemnification shall be made to or on behalf of any such director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action, or for any expenses of such director or officer incurred in his or her capacity as a stockholder. Our Bylaws also require that the expenses of such directors and officers must be paid by the corporation (or through insurance maintained, or other financial arrangements made, by the corporation) as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any indemnification of directors and officers under our Bylaws shall inure to the benefit of their respective heirs, executors and administrators.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed herewith or incorporated by reference:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File Number	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement
3.1	Registrant’s Amended and Restated Articles of Incorporation	S-1	333-177918	3.1	11/14/11
3.2	Certificate of Designation – Series A Preferred Stock	8-K	001-38182	3.1	3/11/16
3.3	Amendment to Certificate of Designation After Issuance of Class or Series	8-K	001-38182	3.1	6/9/16
3.4	Certificate of Change dated October 6, 2016	8-K	001-38182	3.1	10/11/16
3.5	Certificate of Change dated June 14, 2017	8-K	001-38182	3.1	6/15/2017
3.2	Registrant’s Amended and Restated Bylaws dated October 13, 2016	8-K	001-38182	3.1	10/19/16
4.1	Form of Common Stock Certificate	S-1	333-215848	4.1	7/7/17
4.2*	Form of Preferred Stock Certificate
4.3*	Preferred Stock Certificate of Designation
4.4*	Form of Warrant and Warrant Agreement
4.5*	Form of Unit Certificate and Unit Agreement
5.1	Opinion of Dickinson Wright PLLC					X
23.1	Consent of M&K CPAS, PLLC					X
23.2	Consent of BPM LLP					X
23.3	Consent of Dickinson Wright PLLC (included in Exhibit 5.1 herein)					X
24.1	Power of Attorney (see signature page)					X

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein in connection with an offering of the offered securities.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes, that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon on August 17, 2018.

EASTSIDE DISTILLING, INC.

By:	/s/ Grover T. Wickersham
Grover T. Wickersham
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Eastside Distilling, Inc. do hereby constitute and appoint Grover T. Wickersham and Steven M. Shum or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grover T. Wickersham	Chief Executive Officer and Chairman of the Board	August 17, 2018
Grover T. Wickersham	(Principal Executive Officer)

/s/ Steven M. Shum	Chief Financial Officer (Principal Financial and	August 17, 2018
Steven M. Shum	Accounting Officer)

/s/ Trent D. Davis	Director	August 17, 2018
Trent D. Davis

/s/ Michael M. Fleming	Director	August 17, 2018
Michael M. Fleming

/s/ Jack N. Peterson	Director	August 17, 2018
Jack N. Peterson

/s/ Shelly A. Saunders	Director	August 17, 2018
Shelly A. Saunders

/s/ Matthew K. Szot	Director	August 17, 2018
Matthew K. Szot

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INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File Number	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement
3.1	Registrant’s Amended and Restated Articles of Incorporation	S-1	333-177918	3.1	11/14/11
3.2	Certificate of Designation – Series A Preferred Stock	8-K	001-38182	3.1	3/11/16
3.3	Amendment to Certificate of Designation After Issuance of Class or Series	8-K	001-38182	3.1	6/9/16
3.4	Certificate of Change dated October 6, 2016	8-K	001-38182	3.1	10/11/16
3.5	Certificate of Change dated June 14, 2017	8-K	001-38182	3.1	6/15/2017
3.2	Registrant’s Amended and Restated Bylaws dated October 13, 2016	8-K	001-38182	3.1	10/19/16
4.1	Form of Common Stock Certificate	S-1	333-215848	4.1	7/7/17
4.2*	Form of Preferred Stock Certificate
4.3*	Preferred Stock Certificate of Designation
4.4*	Form of Warrant and Warrant Agreement
4.5*	Form of Unit Certificate and Unit Agreement
5.1	Opinion of Dickinson Wright PLLC					X
23.1	Consent of M&K CPAS, PLLC					X
23.2	Consent of BPM LLP					X
23.3	Consent of Dickinson Wright PLLC (included in Exhibit 5.1 herein)					X
24.1	Power of Attorney (see signature page)					X

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein in connection with an offering of the offered securities.

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